UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2016 (October 12, 2016)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2016, Newell Brands Inc., a Delaware corporation (the “Company”), and Stanley Black & Decker, Inc., a Connecticut corporation (the “Purchaser”), entered into a stock and asset purchase agreement, dated as of October 12, 2016 (the “Purchase Agreement”), pursuant to which the Company will sell substantially all of the assets of, and equity interests in, its Tools business to the Purchaser (the “Transaction”).

Under the terms of the Purchase Agreement, the Company will sell substantially all of the assets of, and equity interests in, its Tools business for an aggregate purchase price of $1.95 billion in cash, which includes retained accounts receivable, subject to certain adjustments. The Company will retain certain liabilities associated with the Tools business. The Transaction, which is expected to close in the first half of 2017, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Purchase Agreement contains other provisions, covenants, representations and warranties made by the Company and the Purchaser that are typical in transactions of this size, type and complexity.

The representations and warranties made by the Company and the Purchaser in the Purchase Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. Investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Purchaser because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Purchaser rather than establishing matters as fact. Information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 12, 2016, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

2.1	Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc.*

99.1	Press Release, dated October 12, 2016

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Newell Brands Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2016		NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc.*

99.1	Press Release, dated October 12, 2016

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Newell Brands Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.